EXHIBIT A

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D/A to which this Joint Filing Agreement is attached and have duly executed this Joint Filing Agreement as of the date set forth below.

Dated: February 28, 2020
MARIPOSA ACQUISITION, LLC

	By:	/s/ Desiree DeStefano
Name: Desiree DeStefano
Title: President

MARTIN E. FRANKLIN REVOCABLE TRUST

	By:	/s/ Martin E. Franklin
Martin E. Franklin, as settlor and trustee of the Martin E. Franklin Revocable Trust

MEF HOLDINGS, LLLP

	By:	MEF Holdings, LLC
Its: General Partner

By: Mariposa Capital, LLC
Its: Manager

	By:	/s/ Desiree DeStefano
Name: Desiree DeStefano
Title: Chief Financial Officer

MEF HOLDINGS II, LLLP

	By:	MEF Holdings, LLC
Its: General Partner

	By:	Mariposa Capital, LLC
Its: Manager

	By:	/s/ Desiree DeStefano
Name: Desiree DeStefano
Title: Chief Financial Officer

/s/ Martin E. Franklin
Martin E. Franklin

TASBURGH, LLC

By:	/s/ Ian G.H. Ashken
Name: Ian G.H. Ashken
Title: Managing Member

IGHA HOLDINGS, LLLP

By:	IGHA Holdings, LLC
Its: General Partner

By:	/s/ Ian G.H. Ashken
Name: Ian G.H. Ashken
Title: Managing Member

THE IAN G.H. ASHKEN LIVING TRUST

By:	/s/ Ian G.H. Ashken
Ian G.H. Ashken, as settlor and trustee of The Ian G.H. Ashken Living Trust

/s/ Ian G.H. Ashken
Ian G.H. Ashken

POWDER HORN HILL PARTNERS II, LLC

By:	/s/ James E. Lillie
Name: James E. Lillie
Title: Managing Member

/s/ James E. Lillie
James E. Lillie

BERGGRUEN HOLDINGS LTD

By:	/s/ Justin Topilow
Name: Justin Topilow
Title: Director

NICOLAS BERGGRUEN CHARITABLE TRUST

By: MAITLAND TRUSTEES LIMITED, AS TRUSTEE

By:	/s/ Colin Bird
Name: Colin Bird
Title: Authorised Signatory

By:	/s/ Tessa Burrows
Name: Tessa Burrows
Title: Authorised Signatory